EXHIBIT 99

News Announcement	For Immediate Release

REX AMERICAN RESOURCES REPORTS Q2 EPS OF $0.12 VERSUS $0.09

- Q2 ‘10 Revenue Grows To $65.1 Million From $17.1 Million
Reflecting Expanded Portfolio of Ethanol Production Plants -

- Future Periods to Reflect Recently Acquired 48% Interest in Ethanol Facility
which Increased REX’s Ethanol Production Interests by Approximately 33% -

Dayton, Ohio, (September 8, 2010) — REX American Resources Corporation (NYSE: REX) today announced financial results for its fiscal 2010 second quarter (“Q2 ‘10”) ended July 31, 2010.

Summary Consolidated Operating Results and Balance Sheet Review
REX reported net sales and revenue of $65.1 million in Q2 ‘10 compared with net sales and revenue of $17.1 million in Q2 ‘09. The significant increase in quarterly sales is attributable to growth in the Company’s alternative energy segment including contributions from One Earth Energy, LLC (“One Earth”) which completed its first full quarter of production in Q3 ‘09.

In July, REX acquired an approximate 48% equity ownership interest in NuGen Energy, LLC (“NuGen”) with the transaction effective June 30, 2010. Given that REX recognizes operating results from its ethanol interests on a quarterly calendar basis (e.g. REX’s fiscal second quarter includes ethanol results from April 1, 2010 through June 30, 2010), the fiscal 2010 second quarter does not include operating results related to REX’s NuGen interest.

For Q2 ‘10, REX’s income from continuing operations before income taxes and non-controlling interests rose to $0.8 million compared to a $1.1 million loss in Q2 ‘09. Q2 ‘10 pre-tax income from continuing operations benefited from $1.1 million of equity in income of unconsolidated ethanol affiliates compared with $0.2 million in Q2 ‘09. Q2 ‘10 pre-tax income from continuing operations is inclusive of a $0.4 million non-cash real estate impairment charge as well as a $1.9 million loss on derivative financial instruments related to two interest rate swaps at One Earth. In the comparable year ago period REX incurred a $0.1 million loss on derivative financial instruments.

In the quarter ended July 31, 2010, REX generated income from continuing operations net of taxes and non-controlling interests of $0.5 million, or $0.04 per diluted share, compared with a loss net of taxes and non-controlling interests of $0.7 million, or $(0.07) per diluted share, in Q2 ‘09.

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REX Reports Q2 Results, 9/8/10	page 2

Reflecting income and gains from discontinued operations totaling $0.8 million, or $0.08 per diluted share, REX’s Q2 ‘10 net income attributable to common shareholders was $1.2 million, or $0.12 per diluted share. Net income attributable to common shareholders in Q2 ‘09 of $0.8 million, or $0.09 per diluted share, included income and gains from discontinued operations totaling $1.5 million, or $0.16 per diluted share. Per share results are based on 9,976,000 and 9,231,000 diluted weighted average shares outstanding for the Q2 ‘10 and Q2 ‘09 quarters, respectively.

Stuart Rose, Chairman and Chief Executive Officer commented on the results, “Strong Q2 2010 net sales and revenue growth reflects our expanded portfolio of ethanol production facilities including the commencement last year of ethanol production at the One Earth Energy facility in which we have a controlling interest. Reflecting the revenue growth our alternative energy segment swung to a profit of $2.2 million from a loss of $0.6 million in the comparable year ago period.

“During the quarter we acquired a 48% equity ownership interest in NuGen Energy for $9.2 million with a commitment of up to an additional $6.5 million based upon NuGen’s future profitability. The NuGen investment increased REX’s ethanol production interests by approximately 33% to approximately 191 million gallons per year of annual nameplate capacity. Net of the NuGen investment and $3.3 million allocated to share repurchases during the quarter, we ended July with approximately $74.0 million of cash at the parent company and plan to selectively pursue additional investments in ethanol production facilities or other attractively valued renewable resource or industrial project opportunities.”

At July 31, 2010, REX had cash and cash equivalents of $89.6 million, including $74.0 million of cash at the parent company (exclusive of approximately $15.6 million of cash at consolidated ethanol production facilities), compared with cash and cash equivalents of $100.4 million at January 31, 2010 including $82.5 million of cash at the parent company (exclusive of approximately $17.9 million of cash at consolidated ethanol production facilities).

REX repurchased 187,270 shares of its common stock in open market transactions in Q2 ‘10 at an average price of $17.52, and in the fiscal 2010 third quarter to date has repurchased an additional 142,188 share at an average price of $15.15. REX is presently authorized to repurchase up to 151,243 additional shares of common stock.

Segment Operating Results Data
REX’s financial results for the fiscal 2010 second quarter primarily reflect its interests in six ethanol production facilities, including the consolidation of its majority investments in two ethanol affiliates, Levelland Hockley County Ethanol, LLC (“Levelland Hockley”) and One Earth. As noted earlier, the fiscal 2010 second quarter results do not include operating results from NuGen.

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REX Reports Q2 Results, 9/8/10	page 3

At July 31, 2010, REX had lease or sub-lease agreements, as landlord for all or parts of 12 former retail store locations (including one property that REX leases and sub-leases). REX also has 26 former retail stores and one former distribution center that were vacant at July 31, 2010 which it is marketing to lease or sell. In addition, one former distribution center is partially leased, partially occupied by the REX corporate office and partially vacant. The Q2 ‘10 real estate revenue reflects rental income derived from these sites.

REX exited its retail operations in fiscal 2009, and the retail operations results are classified as discontinued operations. Certain amounts differ from those previously reported as a result of retail operations and certain real estate assets being reclassified as discontinued operations. In Q2 ‘10 REX recorded $0.8 million of income and gains from discontinued operations, net of tax compared with $1.5 million of income and gains from discontinued operations, net of tax in Q2 ‘09.

The table below summarizes net sales and revenue from REX’s alternative energy and real estate segments and income (loss) from continuing operations for the three- and six-month periods ended July 31, 2010 and July 31, 2009.

($ in thousands)	Three Months Ended July 31,		Six Months Ended July 31,
	2010	2009	2010	2009

Net sales and revenue:
Alternative energy (1)	$64,801	$16,810	$135,823	$30,927
Real estate	329	324	597	454

Total net sales and revenues	$65,130	$17,134	$136,420	$31,381

Segment profit (loss):
Alternative energy segment profit (loss) (1)	$2,223	$(558)	$10,705	$(2,354)
Real estate segment (loss)	(716)	(87)	(1,146)	(51)
Corporate expense	(746)	(464)	(1,450)	(937)
Interest expense	(47)	(52)	(149)	(253)
Investment income	79	73	207	181

Income (loss) from continuing operations before income taxes and noncontrolling interests	$793	$(1,088)	$8,167	$(3,414)

(1)	Includes results attributable to non-controlling interest of approximately 44% for Levelland Hockley and 26% for One Earth.

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REX Reports Q2 Results, 9/8/10	page 4

Supplemental Data Related to REX’s Alternative Energy Interests

REX American Resources Corporation Ethanol Ownership Interests as of 7/31/10

Entity	Nameplate Production Capacity (annual gal.)	REX’s Capital Investment (millions)	REX’s Ownership Interest	Debt Investment (millions)	REX Effective Nameplate Capacity Owned (gallons)

One Earth Energy, LLC Gibson City, IL	100M	$50.8	74%	—	74.0M

Levelland Hockley County Ethanol, LLC Hockley County, Texas (1)	40M	$16.5	56%	$7.4	22.4M

NuGen Energy, LLC Marion, SD (2)	100M	$9.2	48%	—	48.0M

Patriot Renewable Fuels, LLC Annawan, IL	100M	$16.0	23%	—	23.0M

Big River Resources, LLC W. Burlington, IA (3)	92M		10%	—	9.2M

Big River Resources, LLC Galva, IL (3)	100M	$20.0	10%	—	10.0M

Big River United Energy, LLC Dyersville, IA (3)	100M		5%	—	5.0M

Total	632M	$112.5	n/a	$7.4	191.6M

(1)	REX currently has a funding commitment of $1.5 million for Levelland Hockley as part of a $4 million line of credit.

(2)	REX acquired its interest in NuGen effective 6/30/10 and has committed to fund up to an additional $6.5 million based upon the future profitability of NuGen.

(3)	REX has a 10% ownership interest in Big River Resources, LLC which owns 100% of the West Burlington and Galva plants and acquired a 50.5% interest in the Dyersville plant in August 2009.

The following table summarizes select data related to the Company’s alternative energy interests:

($ in millions)	Three Months Ended July 31,				Six Months Ended July 31,
	2010		2009		2010		2009

Sales of Products:
Alternative Energy Segment
Ethanol	$53.8	83%	$13.3	79%	$113.3	83%	$23.8	77%
Dried distiller grains	9.3	14%	1.6	10%	18.5	14%	3.1	10%
Wet distiller grains	1.7	3%	1.8	11%	3.7	3%	3.7	12%
Other	—	—%	0.1	—%	0.3	—%	0.3	1%

TOTAL ALTERNATIVE ENERGY SALES	$64.8	100%	$16.8	100%	$135.8	100%	$30.9	100%

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REX Reports Q2 Results, 9/8/10	page 5

The following table summarizes selected operating data from Levelland Hockley and One Earth, the Company’s consolidated ethanol production facilities:

	Three Months Ended July 31,		Six Months Ended July 31,
	2010	2009	2010	2009

Average selling price per gallon of ethanol	$1.56	$1.62	$1.64	$1.59
Average selling price per ton of dried distiller grains	$113.47	$159.00	$116.50	$160.00
Average selling price per ton of wet distiller grains	$33.26	$54.00	$32.31	$51.00
Average cost per bushel of grain	$3.62	$3.38	$3.67	$3.56
Average cost of natural gas (per mmbtu)	$4.47	$4.71	$5.04	$5.36

Segment Balance Sheet Data

	July 31, 2010	January 31, 2010

Assets:
Alternative energy	$306,592	$302,228
Real estate	30,712	31,796
Corporate	99,116	117,481

Total assets	$436,420	$451,505

About REX American Resources Corporation
REX American Resources has interests in seven ethanol production facilities representing ownership of approximately 191 million gallons per year of annual nameplate capacity. The total annual nameplate capacity of ethanol production facilities in which REX has ownership interests is approximately 632 million gallons per year. Further information about REX is available at www.rexamerican.com

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission and include among other things: the impact of legislative changes, the price volatility and availability of corn, sorghum, dried distiller grains, ethanol, gasoline and natural gas, ethanol plants operating efficiently and according to forecasts and projections, changes in the national or regional economies, weather, the effects of terrorism or acts of war, changes in real estate market conditions and the impact of Internal Revenue Service audits. The Company does not intend to update publicly any forward-looking statements except as required by law.

For further information contact:

Douglas Bruggeman	Joseph Jaffoni/David Collins
Chief Financial Officer	Jaffoni & Collins
937/276-3931	212/835-8500
rex@jcir.com

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REX Reports Q2 Results, 9/8/10	page 6

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Condensed Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three Months Ended July 31,		Six Months Ended July 31,

	2010	2009	2010	2009

Net sales and revenue	$65,130	$17,134	$136,420	$31,381
Cost of sales	60,470	15,945	123,658	29,852

Gross profit	4,660	1,189	12,762	1,529
Selling, general and administrative expenses	(1,858)	(1,628)	(3,960)	(2,756)
Interest income	124	114	238	259
Interest expense	(1,338)	(811)	(2,710)	(1,604)
Loss on early termination of debt	—	(28)	(48)	(100)
Equity in income (loss) of unconsolidated ethanol affiliates	1,083	184	3,930	(77)
Losses on derivative financial instruments, net	(1,878)	(108)	(2,045)	(665)

Income (loss) from continuing operations before provision/benefit for income taxes and discontinued operations	793	(1,088)	8,167	(3,414)
(Provision) benefit for income taxes	(483)	208	(2,939)	891

Income (loss) from continuing operations including noncontrolling interests	310	(880)	5,228	(2,523)
Income from discontinued operations, net of tax	765	1,272	1,452	690
Gain on disposal of discontinued operations, net of tax	19	249	19	122

Net income (loss) including noncontrolling interests	1,094	641	6,699	(1,711)
Net loss (income) attributable to noncontrolling interests	140	196	(1,277)	817

Net income (loss) attributable to REX common shareholders	$1,234	$837	$5,422	$(894)

Weighted average shares outstanding – basic	9,790	9,231	9,815	9,264

Basic income (loss) per share from continuing operations attributable to REX common shareholders	$0.05	$(0.07)	$0.40	$(0.18)
Basic income per share from discontinued operations attributable to REX common shareholders	0.08	0.14	0.15	0.07
Basic income per share on disposal of discontinued operations attributable to REX common shareholders	—	0.02	—	0.01

Basic net income (loss) per share attributable to REX common shareholders	$0.13	$0.09	$0.55	$(0.10)

Weighted average shares outstanding – diluted	9,976	9,231	10,010	9,264

Diluted income (loss) per share from continuing operations attributable to REX common shareholders	$0.04	$(0.07)	$0.39	$(0.18)
Diluted income per share from discontinued operations attributable to REX common shareholders	0.08	0.14	0.15	0.07
Diluted income per share on disposal of discontinued operations attributable to REX common shareholders	—	0.02	—	0.01

Diluted net income (loss) per share attributable to REX common shareholders	$0.12	$0.09	$0.54	$(0.10)

Amounts attributable to REX common shareholders:
Income (loss) from continuing operations, net of tax	$450	$(684)	$3,951	$(1,706)
Income from discontinued operations, net of tax	784	1,521	1,471	812

Net income (loss)	$1,234	$837	$5,422	$(894)

Certain amounts differ from those previously reported as a result of retail operations and certain real estate assets being reclassified as discontinued operations.

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REX Reports Q2 Results, 9/8/10	page 7

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
(in thousands) Unaudited

	July 31, 2010	January 31, 2010

Assets
Current assets:
Cash and cash equivalents	$89,616	$100,398
Accounts receivable, net	8,892	9,123
Inventory, net	6,372	8,698
Refundable income taxes	5,793	12,813
Prepaid expenses and other	4,210	2,691
Deferred taxes, net	5,000	6,375

Total current assets	119,883	140,098
Property and equipment, net	237,608	246,874
Other assets	7,734	8,880
Deferred taxes, net	8,500	8,468
Equity method investments	61,095	44,071
Investments in debt instruments	—	1,014
Restricted investments and deposits	1,600	2,100

Total assets	$436,420	$451,505

Liabilities and equity:
Current liabilities:
Current portion of long-term debt and capital lease obligations, alternative energy	$13,514	$12,935
Current portion of long-term debt, other	329	371
Accounts payable, trade	6,107	6,976
Deferred income	5,762	7,818
Accrued restructuring charges	475	511
Accrued real estate taxes	1,196	2,968
Derivative financial instruments	2,023	1,829
Other current liabilities	5,584	5,442

Total current liabilities	34,990	38,850

Long-term liabilities:
Long-term debt and capital lease obligations, alternative energy	106,317	124,093
Long-term debt, other	2,098	2,596
Deferred income	4,030	6,396
Derivative financial instruments	4,196	4,055
Other	4,916	419

Total long-term liabilities	121,557	137,559

Equity:
REX shareholders’ equity:
Common stock	299	299
Paid-in capital	142,270	141,698
Retained earnings	296,406	290,984
Treasury stock	(188,852)	(186,407)
Accumulated other comprehensive income, net of tax	—	49

Total REX shareholders’ equity	250,123	246,623
Noncontrolling interests	29,750	28,473

Total equity	279,873	275,096

Total liabilities and equity	$436,420	$451,505

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